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INSTRUCTION FORM
FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES.

INSTRUCTIONS FOR TENDER OF SHARES
OF OLD SECOND BANCORP, INC.

        Please tender to Old Second Bancorp, Inc., on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of Old Second Bancorp dated May 20, 2003, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

        The undersigned hereby instruct(s) you to tender to Old Second Bancorp the number of Shares indicated below, at a price per Share of $42.50, pursuant to the terms and subject to the conditions of the Offer.

        Aggregate number of Shares to be tendered by you for us:                      Shares

ODD LOTS
(SEE INSTRUCTION 9 ON THE LETTER OF TRANSMITTAL)
☐  Check here ONLY if you were the beneficial owner as of the close of business on May 9, 2003, and continue to be the beneficial owner as of the expiration date, of an aggregate of fewer than 100 Shares, all of which are being tendered.

CONDITIONAL TENDER
    You may condition the tender of your Shares upon the purchase by Old Second Bancorp of a specified minimum number of the Shares you tendered. See Section 6 in the Offer to Purchase. Unless at least the minimum number of Shares tendered by you is purchased by Old Second Bancorp, none of the Shares tendered hereby will be purchased. You are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of Shares, the tender will be deemed unconditional.
    Minimum number of Shares that must be purchased, if any are purchased:                      Shares
    Check the following box if you (a) are tendering all of the shares you own and (b) wish your tender to be eligible for purchase by random lot. ☐

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

        THE BOARD OF DIRECTORS OF OLD SECOND BANCORP HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER OLD SECOND BANCORP NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. DIRECTORS, OFFICERS AND EMPLOYEES OF OLD SECOND BANCORP WHO OWN SHARES MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER STOCKHOLDER. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY TO TENDER.

Signature(s):

Address: (Including Zip Code)

Name(s):
(Please Print)                                                              (Please Print)

Area Code and Telephone Number

Date:     , 2003

(Employer Identification or Social Security Number)

IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED
COMPLETED FORM W-9 WITH THEIR INSTRUCTION FORM.

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INSTRUCTION FORM FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES. INSTRUCTIONS FOR TENDER OF SHARES OF OLD SECOND BANCORP, INC.